UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2018

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37636 (Commission File Number)	26-4278917 (IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 10, 2018, Gregory R. Blatt resigned as a director of Match Group, Inc. (the “Company”). Mr. Blatt has served as a director and advisor to the management team since stepping down as Chairman and CEO of the Company at the end of 2017. With the successful transition of a new CEO, Mr. Blatt has elected to step down from the Board at this time. Mr. Blatt’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Concurrent with his resignation from the Board, the Company entered into an advisory agreement (the “Advisory Agreement”) with Mr. Blatt, pursuant to which he will advise the Company on matters relating to its business, strategy and operations. The term of the Advisory Agreement will end on February 29, 2020. Pursuant to their terms, Mr. Blatt’s outstanding stock options will remain exercisable and continue to vest, as applicable, as long as he continues to perform services for the Company. A copy of the Advisory Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Advisory Agreement between Gregory R. Blatt and Match Group, Inc., dated as of August 10, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
Jared F. Sine
General Counsel and Secretary

Date: August 10, 2018

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Advisory Agreement between Gregory R. Blatt and Match Group, Inc., dated as of August 10, 2018